Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Of The Swiss Helvetia Fund, Inc.

In planning and performing our audit of the financial statements of
The Swiss Helvetia Fund, Inc.
("the Company") as of and for the year ended December 31, 2015, in accordance with the standards
of the Public Company Accounting Oversight Board (United States),
we considered the Company's
internal control over financial reporting, including controls over safeguarding securities,
as a basis for designing our auditing procedures for the purpose of expressing our opinion
on the financial statements and to comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness of the Company's internal control
over financial reporting.  Accordingly, we do not express an opinion on the effectiveness
of the Company's internal control over financial reporting.

The management of the Company is responsible for establishing and maintaining effective
internal control over financial reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the expected benefits and related costs
of controls.  A company's internal control over financial
reporting is a process designed
to provide reasonable assurance regarding the reliability
of financial reporting and the
preparation of financial statements for external purposes
in accordance with generally
accepted accounting principles.  A company's internal
control over financial reporting
includes those policies and procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately and fairly reflect the
transactions and dispositions of the
assets of the company; (2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and expenditures of the company are being made only
in accordance with authorizations of management and directors of the company; and (3)  provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition,
use or disposition of a company's assets that could have
a material effect on the
financial statements.

Because of its inherent limitations, internal control
over financial reporting may not
prevent or detect misstatements.  Also, projections of
any evaluation of effectiveness
to future periods are subject to the risk that controls
may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design
or operation of a control does not allow management
or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is
a reasonable possibility that a material misstatement
of the Company's annual
or interim financial statements will not be prevented
or detected on a timely basis.

Our consideration of the Company's internal control
over financial reporting was
for the limited purpose described in the first paragraph
and would not necessarily
disclose all deficiencies in internal control over
financial reporting that might
be material weaknesses under standards established
by the Public Company
Accounting Oversight Board (United States).  However,
we noted no deficiencies
in the Company's internal control over financial
reporting and its operation,
including controls over safeguarding securities
that we consider to be material
weaknesses as defined above as of December 31, 2015.

This report is intended solely for the information
and use of management and
the Board of Directors of The Swiss Helvetia Fund, Inc.
and the Securities
and Exchange Commission and is not intended to be
and should not be used
by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

February 26, 2016

PricewaterhouseCooopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us